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                                                                    EXHIBIT 23.1


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statements of Equity Inns, Inc. on Form S-3 (Files No. 33-90364, 333-47761, 333-117421, 333-63253, 333-117421, 333-128981, 333-25013 and 333-25017) of our
report dated March 15, 2006, relating to the financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Memphis, Tennessee
March 15, 2006